Interactive Intelligence Has Priced $150 Million
in Convertible Senior Notes

INDIANAPOLIS, May 19, 2015 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of collaboration, communications and customer engagement software and cloud services, has priced $150.0 million of its 1.25% Convertible Senior Notes due 2020 (the "Notes") in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). In addition, Interactive Intelligence has granted the initial purchasers for the offering an option to purchase up to an additional $22.5 million principal amount of Notes from Interactive Intelligence solely to cover over-allotments. The sale of the Notes is expected to close on May 26, 2015, subject to customary closing conditions.

The Notes will be general unsecured obligations of Interactive Intelligence and will mature on June 1, 2020, unless earlier converted or repurchased in accordance with their terms. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2015, at a rate of 1.25% per year. The initial conversion rate will be 16.3303 shares of Interactive Intelligence’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $61.24 per share of Interactive Intelligence’s common stock). The initial conversion price represents a premium of approximately 35% to the $45.36 per share closing price of Interactive Intelligence’s common stock on The NASDAQ Global Select Market on May 19, 2015. Prior to the close of business on the business day immediately preceding March 3, 2020, the Notes will be convertible at the option of the noteholders only upon the satisfaction of certain conditions. Thereafter, the Notes will be convertible at the option of the noteholders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of June 1, 2020. The Notes will be convertible into cash, shares of Interactive Intelligence’s common stock, or a combination of cash and such shares at the election of Interactive Intelligence.

In connection with the pricing of the Notes, Interactive Intelligence has entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates (the “Option Counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Interactive Intelligence’s common stock upon any conversion of Notes in the event that the market price of Interactive Intelligence’s common stock is greater than the strike price of the capped call transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the capped call transactions), with such reduction subject to a cap based on the cap price of the capped call transactions. The cap price of the capped call transactions will initially be $79.38 per share, which represents a premium of approximately 75% over the closing price of Interactive Intelligence’s common stock on The NASDAQ Global Select Market on May 19, 2015, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Interactive Intelligence’s common stock that will underlie the Notes.

Interactive Intelligence expects that in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties and/or their affiliates will enter into various derivative transactions with respect to Interactive Intelligence's common stock and/or purchase shares of Interactive Intelligence’s common stock concurrently with, or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Interactive Intelligence's common stock or the Notes at that time, and could result in a higher effective conversion price for the Notes.

In addition, the Option Counterparties and/or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Interactive Intelligence's common stock and/or purchasing or selling Interactive Intelligence's common stock or other securities of Interactive Intelligence in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period relating to a conversion of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Interactive Intelligence's common stock or the Notes, which could affect the ability of noteholders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the Notes.

Interactive Intelligence estimates that the net proceeds from this offering will be approximately $145.1 million, or $167.0 million if the initial purchasers exercise their over-allotment option in full, after deducting initial purchasers’ discounts and estimated offering expenses. Interactive Intelligence intends to use approximately $12.8 million of the net proceeds from the offering to pay the costs of the capped call transactions.  If the initial purchasers exercise their over-allotment option, Interactive Intelligence expects to use a portion of the proceeds from the sale of the additional notes to enter into additional capped call transactions. Interactive Intelligence intends to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes.

Interactive Intelligence has agreed not to sell or issue other equity securities, subject to certain exceptions, during the 90-day period beginning May 19, 2015.

Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC are acting as book-running managers for the offering. Raymond James & Associates, Inc., William Blair & Company, L.L.C., Northland Securities, Inc., First Analysis Securities Corp., Craig-Hallum Capital Group LLC and Roth Capital Partners, LLC are acting as co-managers.

The Notes and the shares of Interactive Intelligence's common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, or in any other jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  Any offers of these securities will only be made by means of a private offering memorandum.

About Interactive Intelligence

Interactive Intelligence (Nasdaq: ININ) is a global provider of enterprise-grade collaboration, communications and customer engagement software and cloud services that help customers improve service, increase productivity and reduce costs. Backed by a 21-year history of industry firsts, 22 patents and more than 6,000 global customer deployments, Interactive Intelligence offers customers a fast return on investment, along with robust reliability and security. The company gives even the largest organizations an alternative to unproven solutions from start-ups and inflexible solutions from legacy vendors. Interactive Intelligence has been among Software Magazine’s Top 500 Global Software and Services Suppliers for 14 consecutive years, has received Frost & Sullivan’s Company of the Year Award for five consecutive years, and is one of Mashable’s 2014 Seven Best Tech Companies to Work For. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide.

Forward Looking Statements

This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether or not Interactive Intelligence will offer the Notes or consummate the offering,  the anticipated use of the proceeds of the offering and other risks and uncertainties described in Interactive Intelligence’s filings with the Securities and Exchange Commission, including its latest annual report on Form 10-K and most recent quarterly report on Form 10-Q. Interactive Intelligence does not undertake any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

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Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com